Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement of our report dated July 18, 2007, relating to the 2006 consolidated annual financial statements of Indigo-Energy, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

L J Soldinger Associates LLC
Deer Park, Illinois
January 18, 2008